Exhibit 10.68


                           THERMO ELECTRON CORPORATION
                              EQUITY INCENTIVE PLAN
                        RESTRICTED STOCK UNITS AGREEMENT


                                 Marc N. Casper
                                Name of Recipient

                                     30,000
                              Number of Restricted
                               Stock Units Awarded

              Vesting Schedule for Restricted Stock Units Awarded:

                            # of Shares         Vesting Date
                                10,000          November 19, 2004
                                10,000          November 19, 2005
                                10,000          November 19, 2006

                                November 19, 2003
                                   Grant Date

     Thermo Electron Corporation (the "Company") has selected you to receive the restricted stock units award identified above, subject to the provisions of the Equity Incentive Plan (the "Plan") and the terms, conditions and restrictions contained in this agreement (the "Agreement"). Please confirm your acceptance of this Award, your agreement to other terms of the Plan and this Agreement, your receipt of a copy of the Plan, and your receipt of a memorandum regarding the tax treatment of awards of restricted stock units, by signing both copies of this Agreement. You should keep one copy for your records and return the other copy promptly to the Stock Option Manager of the Company, c/o Thermo Electron Corporation, 81 Wyman Street, Post Office Box 9046, Waltham, Massachusetts 02454-9046.

                                        THERMO ELECTRON CORPORATION
                                        By:

                                        /s/ Stephen G. Sheehan
                                        ----------------------------------------
                                        Stephen G. Sheehan
                                        Vice President, Human Resources

Accepted and Agreed:

/s/ Marc N. Casper
------------------------
Recipient

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1.  Preamble.  This  Agreement  contains the terms and conditions of an award of restricted stock units of the Company (the "Restricted Units") made to the Recipient identified on the first page of this Agreement pursuant to the Plan. Any consideration due to the Company on the issuance of the Restricted Units has been deemed to be satisfied by past services rendered by the Recipient to the Company. For purposes of this Agreement, the defined terms used herein and not otherwise defined shall have the meaning set forth in that certain Executive Change in Control Retention Agreement dated as of November 19, 2003 by and between the Recipient and the Company, as the same may be amended from time to time.

2. Restrictions on Transfer. The Restricted Units shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of, until and unless the Restricted Units shall have vested as provided in Section 3 of this Agreement and a certificate has been issued pursuant to Section 6 of this Agreement.

3. Vesting. The term "vest" as used in this Agreement means the lapsing of the restrictions that are described in this Agreement with respect to the Restricted Units. The Restricted Units shall vest in accordance with the schedule set forth on the first page of this Agreement, provided in each case that the Recipient is then, and since the Grant Date has continuously been, employed by the Company. Once a Restricted Unit has become vested, it shall be referred to as an Unrestricted Unit. Notwithstanding the foregoing, the Recipient shall become vested in the Restricted Units prior to the vesting date set forth on the first page of this Agreement in the following circumstances:

     (a) Immediately prior to the consummation of a Change in Control, all Restricted Units that have not previously been forfeited shall immediately vest; provided that the Recipient is then employed by the Company.

     (b) In the event of the Recipient's death or Disability, all Restricted Units that have not previously been forfeited shall immediately vest; provided that the Recipient was employed by the Company immediately prior to the date of death or Disability.

     (c) In the event Recipient's employment is terminated by the Company without Cause or in the event the Recipient terminates employment for Good Reason (it being understood that in this context, a termination of employment by the Company without Cause or by the Recipient with Good Reason does not include a termination due to the Recipient's death or Disability or a termination with Cause or without Good Reason), all Restricted Units that have not previously been forfeited shall immediately vest.

4. Forfeiture. In the event the Company terminates the Recipient's employment for Cause or the Recipient terminates his employment on his own initiative (it being understood that in this context, a termination of employment on the Recipient's own initiative does not include a termination due to his death or Disability or with Good Reason), all Restricted Units that have not previously been forfeited on such date shall be immediately forfeited to the Company.

5. Dividend Equivalents.

     (a) The Recipient shall be entitled to be credited with additional Unrestricted Units based on all cash dividends paid with respect to the common shares of the Company, par value $1.00 per share (the "Shares"), as determined in accordance with the following formula:
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     W = (X multiplied by Y) divided by Z, where:

     W = the number of additional Unrestricted Units to be credited to the Recipient on such dividend payment date;

     X = the aggregate number of Restricted Units and Unrestricted Units credited to the Recipient as of the record date of the dividend;

     Y = the cash dividend per share amount; and

     Z = the fair market value per Share (the fair market value shall be the average of the closing prices of the common stock of the Company listed on the New York Stock Exchange or such other exchange for the five (5) business days preceding and including the dividend payment date).

     (b) In the case of a dividend paid on Shares in the form of Shares, including without limitation a distribution of Shares by reason of a stock dividend, stock split or otherwise, the number of Units credited to the Recipient shall be increased by a number equal to the product of (i) the aggregate number of Restricted Units and Unrestricted Units that have been awarded to the Recipient through the related dividend record date, and (ii) the number of Shares (including any fraction thereof) payable as dividend on one Share. In the case of a dividend payable in property other than Shares or cash, the per Share value of such dividend shall be determined in good faith by the Board of Directors of the Company and shall be converted to additional Units based on the formula in (a) above. Such additional Units shall be Unrestricted Units if they are attributable to dividend equivalents on Unrestricted Units and shall be Restricted Units if they are attributable to dividend equivalents on Restricted Units. Any additional Restricted Units shall be subject to the restrictions of this Agreement in the same manner and for so long as the Restricted Units remain subject to such restrictions, and shall be promptly forfeited to the Company if and when the Restricted Units are so forfeited.

6. Unrestricted Units.

     (a) As soon as practicable following the Recipient's termination of employment, the Company shall issue to the Recipient a certificate representing the number of Shares equal to the aggregate number of Unrestricted Units credited to the Recipient on such date in full satisfaction of such Unrestricted Units.

     (b) Upon a Change in Control, the Company shall issue to the Recipient a certificate representing the number of Shares equal to the aggregate number of Unrestricted Units credited to the Recipient on such date (determined after giving effect to Section 3(a) above) in full satisfaction of such Units; provided, however, that in the event that the Company is involved in a transaction in which the Shares will be exchanged for cash or other consideration, the Company shall issue to the Recipient immediately prior to the consummation of such transaction a certificate representing the number of Shares equal to the aggregate number of Unrestricted Units credited to the Recipient on such date (determined after giving effect to Section 3(a) above).

     (c) In each instance above, the certificate or certificates issued to the Recipient covering the Shares shall be subject to the payment by the Recipient by cash or other means acceptable to


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the Company of any federal,  state, local and other applicable taxes required to be withheld in connection with such issuance in accordance with Section 7 of this Agreement. The Recipient understands that once a certificate has been delivered to the Recipient in respect of the Unrestricted Units, the Recipient will be free to sell the Shares evidenced by such certificate, subject to applicable requirements of federal and state securities laws. Immediately after the issuance of Shares, this Agreement shall terminate and be of no further force or effect.

7. Tax Withholding. The Recipient expressly acknowledges that the issuance of a certificate to him pursuant to the provisions of Section 6 will give rise to "wages" subject to withholding. The Recipient expressly acknowledges and agrees that the Recipient's rights hereunder are subject to the Recipient's paying to the Company in cash or by having the Company hold back from the Shares to be delivered, Shares having a value calculated to satisfy the minimum withholding requirement of all federal, state, local and any other applicable taxes required to be withheld in connection with such award or vesting. The Recipient further acknowledges that he will be subject to employment taxes on the market value of the Restricted Units on the date of vesting and he agrees that he will pay to the Company an amount in cash sufficient to satisfy the employment tax withholding.

8. Administration. The Board of Directors of the Company, or the Human Resources Committee or other committee designated in the Plan or by the Board of Directors, shall have the authority to manage and control the operation and administration of this Agreement.

9. Plan Definitions. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of a Plan, a copy of which has already been provided to the Recipient.

10. Amendment. This Agreement may be amended only by written agreement between the Recipient and the Company, without the consent of any other person.